Exhibit 99.1
News Releases
Flowserve Announces Record Second Quarter 2006 Bookings; Repays $25 Million Of Debt
DALLAS—(BUSINESS WIRE)—July 12, 2006—Flowserve Corp. (NYSE: FLS) today reported record second quarter bookings of approximately $900 million for 2006. It also repaid $25 million of debt in the quarter.
Record Second Quarter Organic Bookings Increase Approximately 29 Percent Over Prior Year Period Organic Bookings
Second quarter 2006 bookings increased to approximately $900 million, which represents a second quarter record. Organic bookings for 2006 compare with second quarter 2005 organic bookings of approximately $696 million, or reported 2005 bookings of $723 million. Therefore, organic bookings increased about 29 percent in the second quarter of 2006 compared with the organic bookings in the prior year period, or about 25 percent on the reported basis. Currency had a negligible impact on second quarter 2006 bookings.
For the first six months of 2006, organic bookings increased to a record level of approximately $1.82 billion. This represents an increase of 32 percent compared with organic bookings of $1.38 billion, and an increase of 27 percent over reported bookings of $1.44 billion, in the prior year period.
Organic bookings exclude divested operations, where applicable, in relevant periods and the effect of currency in 2006 periods.
“Our pump business has been extremely robust and achieved the highest quarterly bookings increase among our business segments,” said Flowserve President and Chief Executive Officer Lewis M. Kling. “This bodes very well for the future, since project-related purchases of valves typically lag those of pumps in our customers’ project investment cycle. And, the increased pump installed base provides us with greater aftermarket opportunities, where our mechanical seal business has been particularly strong.”
Second Quarter Debt Reduction
The company repaid $25 million of debt in the second quarter of 2006, including a $20 million repayment on its revolving credit facility, which reduced the revolver balance to zero at the end of the quarter.
Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in 56 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services.
SAFE HARBOR STATEMENT: This news release includes forward-looking statements. Forward looking statements are all statements that are not statements of historical facts and include, without limitation, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition. The words “believe”, “seek”, “anticipate”, “plan”, “estimate”, “expect”, “intend”, “project”, “forecast”, “predict”, “potential”, “continue”, “will”, “may”, “could”, “should”, and other words of similar meaning are intended to identify forward-looking statements. The forward-looking statements made in this news release are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that, in some cases, are beyond our control. These risks, uncertainties and factors may cause our actual results, performance and achievements, or industry results and market trends, to be materially different from any future results, performance, achievements or trends expressed or implied by such forward-looking statements. Important risks, uncertainties and other factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, the following: delays in future reports of the Company’s management and outside auditors on the Company’s internal control over financial reporting and related certifications; continuing delays in the Company’s filing of its periodic public reports and any SEC, NYSE or debt rating agencies’ actions resulting therefrom; the possibility of adverse consequences of the pending securities litigation; the possibility of adverse consequences related to the investigations by the SEC and foreign authorities regarding our participation in the United States Oil-for-Food program; the possibility of adverse consequences of governmental tax audits of the Company’s tax returns, including the upcoming IRS audit of the company’s U.S. tax returns for the years 2002 through 2004; the Company’s ability to convert bookings, which are not subject to nor computed in accordance with generally accepted accounting principles, into revenues at acceptable, if any, profit margins, since such profit margins cannot be assured nor be necessarily assumed to follow historical trends; changes in the financial markets and the availability of capital; changes in the already competitive environment for the Company’s products or competitors’ responses to the Company’s strategies; the Company’s ability to integrate acquisitions into its management and operations; political risks, military actions or trade embargoes affecting customer markets, including the continuing conflict in Iraq, uncertainties in certain Middle Eastern countries such as Iran, and their potential impact on Middle Eastern markets and global petroleum producers; the Company’s ability to comply with the laws and regulations affecting its international operations, including the U.S. export laws, and the effect of any noncompliance; the health of the petroleum, chemical, power and water industries; economic conditions and the extent of economic growth in the U.S. and other countries and regions; unanticipated difficulties or costs associated with the implementation of systems, including software; the Company’s relative geographical profitability and its impact on the Company’s utilization of foreign tax credits; the recognition of significant expenses associated with realigning operations of acquired companies with those of Flowserve; the Company’s ability to meet the financial covenants and other requirements in its debt agreements; any terrorist attacks and the response of the U.S. to such attacks or to the threat of such attacks; technological developments in the Company’s products as compared with those of its competitors; changes in prevailing interest rates and the Company’s effective interest costs; and adverse changes in the regulatory climate and other legal obligations imposed on the Company. It is not possible to foresee or identify all the factors that may affect our future performance or any forward-looking information, and new risk factors can emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. All forward-looking statements included in this news release are based on information available to us on the date of this news release. We undertake no obligation to revise or update any forward-looking statement or disclose any facts, events or circumstances that occur after the date hereof that may affect the accuracy of any forward-looking statement.
CONTACT:
Flowserve Corp.
Investor Contact:
Michael Conley, 972-443-6557
or
Media Contact:
Lars Rosene, 469-420-3264
SOURCE:
Flowserve Corp.